Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 19, 2014 relating to the consolidated financial statements of ST-Ericsson SA, which appears under Exhibit 15.1 in the Annual Report on Form 20-F of Telefonaktiebolaget LM Ericsson (publ) for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Claudia Benz

Claudia Benz

/s/ Mike Foley

Mike Foley

PricewaterhouseCoopers SA

Geneva, Switzerland

May 8, 2015